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                                FMC CORPORATION

                       7 3/4% SENIOR DEBENTURES DUE 2011

                            UNDERWRITING AGREEMENT

                                                                  June 27, 1996

Morgan Stanley & Co. Incorporated
Salomon Brothers Inc
c/o Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, New York 10036

Ladies and Gentlemen:

  FMC Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") $100,000,000 principal amount of its 7 3/4% Senior Debentures Due 2011 (the "Securities"). The Securities are to be issued pursuant to the provisions of an Indenture dated as of July 1, 1996 (the "Indenture") between the Company and Harris Trust and Savings Bank, as Trustee.

  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, which has become effective, for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of certain securities (the "Shelf Securities") to be issued from time to time by the Company. The Company proposes to file with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities and the plan of distribution thereof and has previously advised you of all further information with respect to the Company to be set forth therein. The registration statement, including exhibits, as amended at the date of this Agreement, is hereinafter referred to as the Registration Statement and the related prospectus covering the Shelf Securities dated November 20, 1995 is hereinafter referred to as the Basic Prospectus. Any preliminary form of the prospectus supplement filed with the Commission pursuant to Rule 424 shall be referred to as a preliminary prospectus. The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities is hereinafter called the Final Prospectus. All references to the Registration Statement, the Basic Prospectus, a preliminary prospectus and the Final Prospectus include the documents incorporated therein by reference.

                                      I.

  The Company hereby agrees to sell to the several Underwriters named in
Schedule I hereto, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree, severally and not jointly, to purchase from the Company, the respective principal amounts of Securities set forth in Schedule I hereto opposite their names at 98.177% of their principal amount plus accrued interest from July 1, 1996--the purchase price.

  The Company hereby agrees that, without your prior written consent, it will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which are substantially similar to the Securities until the business day following the Closing Date, other than the Securities to be sold hereunder.

                                      II.

  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in your judgment is advisable.

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The Company is further advised by you that the Securities are to be offered to the public initially at 98.927% of their principal amount plus accrued interest from July 1, 1996--the public offering price--and to certain dealers selected by you at a price that represents a concession not in excess of 0.50% of their principal amount under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of 0.25% of their principal amount, to any Underwriter or to certain other dealers.

                                     III.

  Payment for the Securities shall be made by wire transfer to the Company in immediately available (same day) funds at the office of Winston & Strawn, Chicago, Illinois, at 10:00 A.M., New York time, on July 2, 1996, or at such other time on the same or such other date, not later than July 9, 1996, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the Closing Date.

  Payment for the Securities shall be made against delivery to you in New York City for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

                                      IV.

  The several obligations of the Underwriters hereunder are subject to the following conditions:

    (a) (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission;

    (ii) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

    (iii) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Prospectus, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Final Prospectus; and

    (iv) you shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clauses (i) and (ii) above, to the effect that the representations and warranties of the Company contained herein are true and correct as of the Closing Date and to the effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Prospectus.

  The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

    (b) You shall have received on the Closing Date an opinion of Winston & Strawn, counsel for the Company, dated the Closing Date, to the effect that:

      (i) the Indenture has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms subject, as to enforcement of remedies, to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights and to

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    general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law and has been duly qualified under the Trust Indenture Act of 1939, as amended;

      (ii) the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by you in accordance with the terms of this Agreement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms subject, as to enforcement of remedies, to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law and will be entitled to the benefits of the Indenture;

      (iii) this Agreement has been duly authorized, executed and delivered by the Company;

      (iv) the execution, delivery and performance of this Agreement, the Securities and the Indenture by the Company, and the issuance and sale of the Securities by the Company as provided in this Agreement and the Indenture, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, the certificate of incorporation or by-laws of the Company, or the 5-Year Credit Agreement dated as of December 16, 1994 among the Company, the lenders listed therein and Morgan Guaranty Trust Company of New York, as Agent, or the 364-Day Credit Agreement dated as of December 16, 1994 among the Company, the lenders listed therein and Morgan Guaranty Trust Company of New York, as Agent, or the Fiscal Agency Agreement dated as of January 16, 1990 between the Company and the Union Bank of Switzerland relating to the 6 3/4% Exchangeable Senior Subordinated Debentures due 2005 (the "Exchangeable Debentures");

      (v) no authorization, consent, approval or order of any court or governmental agency or body in the United States or any state or political subdivision thereof is required for the issuance or sale of or performance of the Company's obligations with respect to the Securities, in the manner contemplated by this Agreement, the Securities and the Indenture, except such as are specified and have been obtained and such as may be required by the securities or blue sky laws of the various states in connection with the purchase and distribution of the Securities by the Underwriters;

      (vi) the statements in the Final Prospectus under "Description of Senior Debentures," under "General Description of the Offered Securities" and under "Description of the Debt Securities" and in the Registration Statement in Item 15, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings; and

      (vii) the Registration Statement and the Final Prospectus and any supplements or amendments thereto (except for financial statements and schedules and other financial data and that part of the Registration Statement that constitutes the Form T-1 hereinafter referred to as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.

    Such counsel shall also have furnished to you a written statement, in form and substance satisfactory to you, to the effect that nothing has come to such counsel's attention that causes them to believe that (except for financial statements and schedules and other financial data and except for that part of the Registration Statement that constitutes the Form T-1 hereinafter referred to as to which such counsel need not express any belief) the Registration Statement at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (c) You shall have received on the Closing Date an opinion of the General Counsel or Assistant General Counsel for the Company, dated the Closing Date, to the effect that:


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      (i) the Company is validly existing as a corporation in good standing under the laws of Delaware and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and has all corporate power and authority under its certificate of incorporation, bylaws and the laws of the State of Delaware to own, lease and operate its properties and conduct its business as described in the Final Prospectus;

      (ii) each Significant Subsidiary (as defined in Regulation S-X promulgated by the Commission) of the Company is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as whole;

      (iii) neither the Company nor any subsidiary is in violation of its certificate of incorporation or by-laws or, to the best of such counsel's knowledge after due inquiry, in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, lease, loan agreement or other instrument governing any indebtedness to which the Company or any subsidiary is a party or by which the Company or any subsidiary or their property or claims is bound, except to the extent that such violation or default would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

      (iv) such counsel is not aware after due inquiry of the Company's failure to possess or to be in compliance with any franchises, grants, authorizations, licenses, permits, easements, consents, certificates or orders required for the conduct of the business of the Company or any subsidiary, except to the extent that the failure to so possess or comply would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

      (v) except as disclosed in the Final Prospectus, the equity securities of each direct or indirect subsidiary of the Company listed on Exhibit 21 to the Company's most recent Annual Report on Form 10-K which is a Significant Subsidiary (as defined above) are owned by the Company or a subsidiary of the Company to the extent described therein free and clear of all liens and encumbrances and any other adverse claims (other than directors' qualifying shares and shares of common stock of FMC Gold Company which are exchangeable for the Exchangeable Debentures);

      (vi) the execution, delivery and performance of this Agreement, the Securities and the Indenture by the Company and the issuance and sale of the Securities by the Company as provided in this Agreement and the Indenture, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, the certificate of incorporation of the Company or any Significant Subsidiary, or any provision of applicable law or administrative regulation known to such counsel or any agreement or other instrument known to such counsel binding upon the Company or any subsidiary and which is material to the Company and its subsidiaries taken as a whole or any decree of any court known to such counsel applicable to the Company or any subsidiaries or any of their properties;

      (vii) there is no action, suit or proceeding pending or threatened against or affecting the Company or any of its properties before or by any court, governmental official, commission, board of other administrative agency or arbitrator that has a reasonable probability (taking into account the exhaustion of all appeals) of having a material adverse effect on the business, operations, properties, consolidated financial condition, consolidated results of operations or business prospects of the Company, except as disclosed in the Final Prospectus, or that in any manner questions the validity of this Agreement, the Indenture or the Securities;

      (viii) such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that is required to be described in the Registration

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    Statement or the Final Prospectus and is not so described or of any contract or other document which is required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required; and

      (ix) each document incorporated by reference in the Registration Statement and the Final Prospectus (except for financial statements and schedules and other financial data as to which such counsel need not express any opinion) complied as to form when filed with the Commission in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

    Such counsel shall also have furnished to you a written statement, in form and substance satisfactory to you, to the effect that nothing has come to such counsel's attention that causes such counsel to believe that (except for financial statements and schedules and other financial data and except for that part of the Registration Statement that constitutes the Form T-1 hereinafter referred to as to which such counsel need not express any belief) the Registration Statement at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (d) You shall have received on the Closing Date an opinion of Mayer, Brown & Platt, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (i), (ii), (iii), (vi) (but only as to the statements in the Final Prospectus under "Description of Senior Debentures," "General Description of the Offered Securities" and "Description of the Debt Securities") and (vii) (but as to the Registration Statement only as of the date of this Agreement) of paragraph (b) above. Such counsel shall also have furnished to you a written statement to the same effect as the last sentence of paragraph (b) above.

    With respect to the last sentence of paragraph (c) above, such counsel may state that such counsel's belief is based upon his participation in the preparation of the Registration Statement and Final Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified. With respect to the last sentence of paragraph (b) above, Winston & Strawn and Mayer, Brown & Platt may state that their belief is based upon their participation in the preparation of the Registration Statement and Final Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but is without independent check or verification except as specified.

    (e) You shall have received on the Closing Date a letter dated the Closing Date, in form and substance satisfactory to you, from KPMG Peat Marwick LLP and Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement and the Final Prospectus.

                                      V.

  In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

    (a) To furnish you, without charge, two copies of the Registration Statement as filed with the Commission (including exhibits thereto and documents incorporated therein by reference) and, during the period mentioned in paragraph (c) below, as many copies of the Final Prospectus, any documents incorporated therein by reference, and any supplements and amendments thereto as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Final Prospectus.


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    (b) Before amending or supplementing the Registration Statement or the
  Final Prospectus with respect to the Securities, to furnish you a copy of each such proposed amendment or supplement, and to file no such proposed amendment or supplement (other than quarterly and annual reports on Forms 10-Q and 10-K covering periods commencing after December 31, 1995 or current reports on Form 8-K covering events occurring after December 31,
  1995) to which you reasonably object.

    (c) If, during such period after the first date of the public offering of the Securities and prior to the completion of the distribution of the Securities, as determined by you, any event shall occur as a result of which it is necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Final Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Final Prospectus so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when the Final Prospectus is delivered to a purchaser, be misleading or so that the Final Prospectus will comply with law.

    (d) To endeavor with the assistance of your counsel to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all reasonable expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as you may designate, as well as all filing fees payable in connection with the review (if any) of the offering of the Securities by the National Association of Securities Dealers, Inc.; provided, however, that in connection therewith the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

    (e) To make generally available to the Company's security holders as soon as practicable an earnings statement covering the twelve-month period ending June 30, 1997, that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                                      VI.

  The Company represents and warrants to each Underwriter that (i) each document filed or to be filed pursuant to the Exchange Act, and incorporated by reference in the Final Prospectus, complied or will comply when so filed in all material respects with the Exchange Act, and the rules and regulations thereunder, (ii) the Registration Statement complied when filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (iii) each preliminary prospectus filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (iv) the Registration Statement and Final Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) will comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing representations and warranties shall not apply to (a) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939 of Harris Trust and Savings Bank, Trustee under the Indenture, and (b) statements or omissions in the Registration Statement, Basic Prospectus or the Final Prospectus based upon information furnished to the Company in writing by any Underwriter through you expressly for use therein and (v) the Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

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  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Final Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Final Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, the Final Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to the second paragraph of this Article VI and by the Company in the case of parties indemnified pursuant to the third paragraph of this Article VI. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party to the extent set forth above from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement

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includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

  If the indemnification provided for in the second or third paragraph of this
Article VI is, as a matter of applicable law, unavailable to an indemnified party in respect of any losses, claims, damages or liabilities for which indemnification is provided therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Final Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VI, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Article VI are several in proportion to the respective principal amount of Securities purchased by each Underwriter and not joint.

  The indemnity and contribution agreements contained in this Article VI and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

                                     VII.

  This Agreement shall be subject to termination, by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the

American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of the Securities or the Common Stock of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of major hostilities or any significant change in financial markets or any calamity or crises that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Securities substantially on the terms and in the manner contemplated in the Final Prospectus. Any such termination shall be without liability on the part of any Underwriter or the Company.

                                     VIII.

  This Agreement shall become effective upon execution and delivery hereof by the parties hereto.

  If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to Article I be increased pursuant to this Article VIII by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Final Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

  The Underwriters agree to advise the Company promptly of the completion of the distribution of the Securities.

  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                                          Very truly yours,

                                          FMC Corporation

                                                /s/ Michael J. Callahan
                                          By: _________________________________
                                                    Michael J. Callahan
                                               Executive Vice President and
                                                  Chief Financial Officer

Accepted, June 27, 1996

Morgan Stanley & Co. Incorporated
Salomon Brothers Inc

Acting on behalf of themselves
 and the several Underwriters
 named in Schedule I hereto

By: Morgan Stanley & Co. Incorporated

        /s/ William H. White
By: _________________________________
           William H. White
               Principal

                                   SCHEDULE I

                                                                PRINCIPAL AMOUNT
                                                                 OF SECURITIES
      UNDERWRITER                                               TO BE PURCHASED
      -----------                                               ----------------
      Morgan Stanley & Co. Incorporated........................   $ 50,000,000
      Salomon Brothers Inc.....................................     50,000,000
                                                                  ------------
          Total................................................   $100,000,000
                                                                  ============

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